EXHIBIT 2.2


         AMALGAMATION AGREEMENT dated as of May 30, 2003.

BETWEEN:

           ZIM Technologies International Inc., a corporation governed by the Canada Business Corporations Act, having its registered office in the City of Ottawa in the Province of Ontario,

           (hereinafter referred to as "ZIM Technologies")

AND

           PCI-ZTI Canada, Inc., a corporation governed by the Canada Business Corporations Act and a wholly owned subsidiary of ZIM Corporation, having its registered office in the City of Ottawa in the Province of Ontario,

           (hereinafter referred to as "PCI-ZTI")

AND

           ZIM Corporation, a corporation governed by the Canada Business Corporations Act, having its registered office in the City of Ottawa in the Province of Ontario.

           (hereinafter referred to as "ZIM Corporation")

         WHEREAS ZIM Corporation was incorporated pursuant to the laws of Canada on October 17, 2002 with authorized capital consisting of an unlimited number of common shares of which one is currently issued and outstanding and an unlimited number of special shares of which none are currently issued and outstanding;

         AND WHEREAS PCI-ZTI was incorporated pursuant to the laws of Canada on September 17, 2002 with authorized capital consisting of an unlimited number of common shares of which one common share is currently issued and outstanding;

         AND WHEREAS the parties hereto have determined that it is desirable that ZIM Technologies and PCI-ZTI should amalgamate under the authority contained in the Canada Business Corporations Act, and continue as one corporation upon the terms and conditions hereinafter set out.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained (the adequacy of which is hereby mutually admitted), the parties hereto have agreed as follows:

                                   ARTICLE ONE
                                 INTERPRETATION

         1.01 DEFINITIONS. Whenever used in this Agreement, the following terms shall have the respective meanings ascribed to them as follows:

                  (a) "Act" means the Canada Business Corporations Act as heretofore enacted or as the same may from time to time be amended or re-enacted, or any other legislation hereafter enacted in substitution therefor or replacement thereof, and includes any regulations heretofore or hereafter made pursuant to such Act or other legislation, and any term defined in the Act and not otherwise defined herein is used in this Agreement with the same meaning;
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                  (b) "Amalgamating Corporations" mean ZIM Technologies and
PCI-ZTI;

                  (c) "Amalgamated Corporation" means the corporation continuing from the amalgamation of the Amalgamating Corporations;

                  (d) "Amalgamation Agreement" or "Agreement" means this Amalgamation Agreement;

                  (e) "Articles" means the articles of amalgamation by which the Amalgamated Corporation is incorporated as a result of this Agreement;

                  (f) "Business Day" means any day other than a Saturday, Sunday or civic or statutory holiday in the City of Ottawa;

                  (g) "Certificate of Amalgamation" means the certificate of amalgamation issued by the Director in respect of the Amalgamation;

                  (i) "Common Shares" means the common shares of the Amalgamated Corporation, the rights, privileges, restrictions and conditions attaching to such shares being as set forth in Section 3.06 herein;

                  (j) "Director" means the Director appointed under the Act;

                  (k) "Dissenting Shareholder" means a holder of ZIM Corporation Shares or ZIM Technologies Shares, as the case may be, who has exercised its right of dissent in respect of the special resolution authorizing the amalgamation in strict compliance with section 190 of the Act and has been paid fair value in accordance therewith;

                  (n) "Effective Date" means the date of the Certificate of Amalgamation which is shall be June 1, 2003;

                  (o) "Expiry Time" means 5:00 p.m. (Ottawa time) on that date which is 30 days following the Effective Date;

                  (p) "PCI-ZTI Shares" means the issued and outstanding common shares of PCI-ZTI;

                  (q) "Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Common Shares being as set forth in Schedule "I" attached hereto;

                  (r) "ZIM Corporation Common Shares" means the common shares of ZIM Corporation;

                  (s) "ZIM Corporation Shares" means the common shares and special shares of ZIM Corporation;

                  (t) "ZIM Corporation Special Shares" means the special shares of ZIM Corporation;

                  (u) "ZIM Technologies Common Shares" means the common shares of ZIM Technologies;

                  (v) "ZIM Technologies Shares" means the common shares and special shares of ZIM Technologies; and

                  (w) "ZIM Technologies Special Shares" means special shares of ZIM Technologies.

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                                   ARTICLE TWO
                                 IMPLEMENTATION

         2.01 IMPLEMENTATION. The Amalgamating Corporations and each of them do hereby agree to amalgamate under the provisions of the Act effective immediately upon the commencement of the 1st day of June, 2003, under the terms and conditions hereinafter set out. After this Agreement has become effective, subject to Section 2.02 hereof, Articles of Amalgamation in prescribed form shall be delivered to the Director, together with all other documents necessary to bring the amalgamation into effect.

         2.02 TERMINATION. Notwithstanding the approval of this Agreement by the shareholders of the Amalgamating Corporations, the Board of Directors of any of the Amalgamating Corporations may, without further shareholder approval, terminate the amalgamation and this Agreement at any time before the issuance of a Certificate of Amalgamation.

                                  ARTICLE THREE
                                  ORGANIZATION

         3.01 NAME. The name of the Amalgamated Corporation shall be ZIM Technologies International Inc.

         3.02 REGISTERED OFFICE. The registered office of the Amalgamated Corporation shall be in the City of Ottawa in the Province of Ontario. Until changed in accordance with the provisions of the Act, the address of the Registered Office shall be 200-20 Colonnade Road, Ottawa, Ontario, K2E 7M6.

         3.03 NUMBER OF DIRECTORS. The number of directors of the Amalgamated Corporation, until changed in accordance with the provisions of the Act, shall be a minimum of 1 and a maximum of 10.

         3.04 DIRECTORS. The first directors of the Amalgamated Corporation shall be:

          NAME                   RESIDENTIAL ADDRESS           RESIDENT CANADIAN
          ----                   -------------------           -----------------
     Jim Stechyson               5597 Goddard Street                    Yes
                                 Manotick, ON K4M 1C5

     Steve Houck                 608-1409 South Lamar Street            No
                                 Dallas, TX USA 75215

     Charles Saikaley            119 Kamloops Avenue                    Yes
                                 Ottawa, ON K1V 7C8


         3.05 RESTRICTIONS ON BUSINESS. There shall be no restrictions on the business of the Amalgamated Corporation or on the powers that the Amalgamated Corporation may exercise.

         3.06 AUTHORIZED CAPITAL. The Amalgamated Corporation is authorized to issue an unlimited number of Common Shares and the rights, privileges, restrictions and conditions attaching to such shares are as set forth in Schedule "I" attached hereto.

         3.07 RESTRICTED TRANSFER. The right to transfer shares in the capital stock of the Amalgamated Corporation shall be restricted and no shares shall be transferred without either:

                  (a) the consent of the majority of the directors of the Amalgamated Corporation expressed by a resolution passed by the board of directors; or

                  (b) the consent of the holders of the common shares for the time being outstanding expressed by a resolution passed by such shareholders.

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         3.08 OTHER  PROVISIONS.  The other  provisions  to be  included  in the
Articles of Amalgamation shall be as follows:

                  (a) the number of shareholders of the Amalgamated Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Amalgamated Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Amalgamated Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder;

                  (b) any invitation to the public to subscribe for the securities of the Amalgamated Corporation shall be prohibited;

                  (c) the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

                           (i) borrow money on the credit of the Amalgamated Corporation;

                           (ii) issue, reissue, sell or pledge debt obligations (secured or unsecured) of the Amalgamated Corporation;

                           (iii) give a guarantee on behalf of the Amalgamated Corporation to secure performance of an obligation of any person or body corporate; and

                           (iv) charge, mortgage, hypothecate, pledge, cede and transfer or otherwise create a security interest in all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Amalgamated Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Amalgamated Corporation; and

         (d) the board of directors may from time to time delegate to such one or more directors and officers of the Amalgamated Corporation as may be designated by the board all or any of the powers conferred on the board pursuant to subparagraph (c) above to such extent and in such manner as the board of directors shall determine at the time of each such delegation.

         (e) the number of directors of the Corporation within the minimum and maximum numbers of directors provided for in the articles of the Corporation shall be as determined from time to time by ordinary resolution of the shareholders of the Corporation or, if the ordinary resolution empowers the directors to determine such number, by resolution of the directors of the Corporation.

         (f) The directors of the Corporation may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders of the Corporation, but the total number of directors so appointed shall not exceed one third of the number of directors elected at the previous annual meeting of shareholders of the Corporation.

         (g) the Amalgamated Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Amalgamated Corporation.

                                  ARTICLE FOUR
                                 ISSUED CAPITAL

         4.01 EXCHANGE OF SHARES. At the time the Amalgamation becomes effective:

         (a) each PCI-ZTI Share shall be exchanged for issued and fully paid Common Shares of the Amalgamated Corporation on the basis of one (1) Common Share of the Amalgamated Company for one (1) PCI-ZTI Share;


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         (b) each ZIM Technologies Common Share other than those held by
Dissenting Shareholders shall be exchanged for issued and fully paid ZIM Corporation Common Shares on the basis of one (1) ZIM Corporation Common Share for one (1) ZIM Technologies Common Share;

         (c) each ZIM Technologies Special Share other than those held by Dissenting Shareholders shall be exchanged for issued and fully paid ZIM Corporation Special Shares on the basis of one (1) ZIM Corporation Special Share for one (1) ZIM Technologies Special Share;

         (d) each ZIM Technologies Share held by Dissenting Shareholders tendered for cancellation in accordance with the provisions of section 190 of the Act shall be cancelled;

         (e) all ZIM Technologies Shares which have been exchanged or tendered in accordance with this section 4.01 shall thereupon be cancelled; and

         (f) all authorized but unissued shares in the capital of PCI-ZTI and ZIM Technologies shall be cancelled.

         4.02 FRACTIONAL SHARES. No fractional shares of ZIM Corporation will be issued to any holder of ZIM Technologies Shares. In lieu thereof such shareholders shall receive a whole ZIM Corporation Share.

         4.03     SHARE CERTIFICATES. After the Effective Date:

                  (a) the holders of ZIM Technologies Shares (other than Dissenting Shareholders holding such shares) shall be entitled to receive certificates representing ZIM Corporation Shares on the basis provided for in sections 4.01 and 4.02 hereof on presentation and surrender for cancellation of the certificates representing the ZIM Technologies Shares held by them, or such other properly executed documentation as the Amalgamated Corporation may request in lieu of such certificates, at the office of ZIM Corporation; and

                  (b) the holders of PCI-ZTI Shares (other than Dissenting Shareholders holding such shares) shall be entitled to receive certificates representing Common Shares on the basis provided for in section 4.01 on presentation and surrender for cancellation of the certificates representing the PCI-ZTI Shares held by them, or such other properly executed documentation as the Amalgamated Corporation may request in lieu of such certificates at the office of the Amalgamated Corporation.

         4.04 DISSENTING SHAREHOLDER. Notwithstanding anything in this Agreement to the contrary, ZIM Technologies Shares, in respect of which a Dissenting Shareholder shall dissent shall not, at the Effective Date, be converted into ZIM Corporation Shares as provided in Sections 4.01 and 4.02 hereof, and no ZIM Corporation Shares shall be issued to such Dissenting Shareholder, as provided in Sections 4.01 and 4.02 hereof; provided however, that in the event that a Dissenting Shareholder who has exercised the right of dissent under section 190 of the Act fails to perfect or withdraws or forfeits his or her right to make a claim under section 190 of the Act or his or her rights as a shareholder are otherwise reinstated such shareholder's ZIM Technologies Shares shall thereupon be deemed to have been exchanged as at the Effective Date into ZIM Corporation Shares as provided in Sections 4.01 and 4.02 hereof, and ZIM Corporation shall be deemed to have issued to such shareholder as at the Effective Date ZIM Corporation Shares as provided in Sections 4.01 and 4.02 hereof.

         4.05 STATED CAPITAL. The aggregate stated capital of each class of shares in the capital of the Amalgamated Corporation shall be equal to the aggregate stated capital of the class(es) of shares in the capital of the Amalgamating Corporations which it replaced immediately before such amalgamation becomes effective.

                                  ARTICLE FIVE
                                  MISCELLANEOUS

         5.01 ARTICLES. Upon the shareholders of ZIM Technologies and PCI-ZTI approving this Agreement in accordance with the provisions of the Act and the obtaining of all other consents or orders of all regulatory authorities, federal, provincial, domestic or foreign, ZIM Technologies and PCI-ZTI shall forthwith complete and send to the Director the Articles in prescribed form and such other related documents as may be required pursuant to the Act or any other regulatory authority.

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         5.02 FURTHER ASSURANCES. The parties hereto shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each party hereto shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to give effect to this Agreement and to carry out its provisions.

         5.03 AMENDMENT. This Agreement may be amended by an agreement in writing signed by each of the parties hereto, provided that the amendment is approved by a special resolution of the shareholders of each Amalgamating Corporation.

         5.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein.

         5.05 BY-LAWS. The by-laws of PCI-ZTI shall, so far as applicable, be the by-laws of the Amalgamated Corporation, until repealed, amended, altered or added to and a copy of such by-laws may be examined at the registered office address of the Amalgamated Corporation.

         IN WITNESS WHEREOF this Amalgamation Agreement has been duly executed by the parties hereto as witnessed by the signatures of their proper officers in that behalf.

                                      ZIM TECHNOLOGIES INTERNATIONAL INC.
                                      By:    /s/ Michael Cowpland
                                          --------------------------------------
                                          Michael Cowpland
                                          President

                                      PCI-ZTI CANADA, INC.
                                      By:    /s/ Stuart D. Cooper
                                          --------------------------------------
                                          Stuart D. Cooper
                                          President



                                      ZIM CORPORATION
                                      By:    /s/ Stuart D. Cooper
                                           -------------------------------------
                                           Stuart D. Cooper
                                           President